                        SCHEDULE 14A
                       (Rule 14a-101)
           INFORMATION REQUIRED IN PROXY STATEMENT

                  SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934
                    (Amendment No.     )

Filed by the Registrant /X/
Filed by a Party other than the Registrant
Check the appropriate box:
    Preliminary Proxy Statement
/X/ Definitive Proxy Statement
    Definitive Additional Materials
    Soliciting Material Pursuant to 240.14a-11(c) or
240.14a-12

                      GILBERT ASSOCIATES, INC.
      (Name of Registrant as Specified In Its Charter)

                         Board of Directors
         (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
or 14a-6(j)(2).
    $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
    Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3)  Per unit price or other underlying value of
transaction computed pursuant to                Exchange Act
Rule O-11:1

    4)  Proposed maximum aggregate value of transaction:

1   Set forth the amount on which the filing fee is
calculated and state how it was determined.

    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

                  GILBERT ASSOCIATES, INC.

                 P.O. BOX 1498      READING, PA. 19603

 NOTICE OF ANNUAL MEETING OF HOLDERS OF CLASS B COMMON STOCK
                  TO BE HELD APRIL 29, 1994

     Notice is hereby given that the Annual Meeting of holders of Class B Common Stock of GILBERT ASSOCIATES, INC. (the "Company") will be held in the Company's Green Hills Building, Morgantown Road, Green Hills, Pennsylvania, on Friday, April 29, 1994 at 10:00 o'clock in the morning (local time):

        For the election of eight (8) directors of the Company;

        To consider the ratification of the selection by the Board of Directors of Coopers & Lybrand as independent auditors for the year 1994; and

        For the transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

       ONLY HOLDERS OF RECORD OF ISSUED AND OUTSTANDING SHARES OF CLASS B COMMON STOCK OF THE COMPANY AT THE CLOSE OF BUSINESS ON MARCH 1, 1994 ARE ENTITLED TO NOTICE OF, AND TO VOTE AT, THE MEETING. Such stockholders may vote in person or by proxy. The stock transfer books of the Company will not be closed.

                                    By order of the Board of Directors,
                                    THOMAS F. HAFER
                                    Secretary
Dated: Reading, Pennsylvania
       April 7, 1994

     STOCKHOLDERS ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. THE PROXY IS REVOCABLE AT ANY TIME BY A WRITTEN INSTRUMENT SIGNED IN THE SAME MANNER AS THE PROXY AND RECEIVED BY THE SECRETARY OF THE COMPANY AT OR BEFORE THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY BY VOTING IN PERSON.

                  GILBERT ASSOCIATES, INC.

            P.O. BOX 1498      READING, PA. 19603

     PROXY STATEMENT ON BEHALF OF THE BOARD OF DIRECTORS

             FOR ANNUAL MEETING--APRIL 29, 1994

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Gilbert Associates, Inc. (the "Company") for use at the Annual Meeting of holders of Class B Common Stock of the Company to be held in the Company's Green Hills Building, Morgantown Road, Green Hills, Pennsylvania, at 10:00 A.M. on Friday, April 29, 1994, and at any adjournment thereof. The Proxy Statement and form of Proxy were first sent or given to stockholders on or about April 7, 1994.

     Only holders of record at the close of business on March 1, 1994 of the outstanding shares of the Company's Class B Common Stock are entitled to vote at the meeting. Only directors of the Company, "active employees" of the Company and of its subsidiaries in which it owns, directly or indirectly, 100% of the voting shares, and certain trusts for the benefit of such employees, are entitled to hold Class B Common Stock. (On March 1, 1994, there were outstanding of record 1,358,863 shares of the Company's Class B Common Stock.) Such eligible stockholders are entitled on all matters to cast one vote for each share held of record. In addition, there were outstanding of record on such date 5,676,363 shares of the Company's Class A Common Stock, excluding treasury shares. Holders of Class A Common Stock are not eligible to vote at the meeting.

     If the enclosed Proxy is appropriately marked, signed and returned in time to be voted at the meeting, the shares represented by the Proxy will be voted in accordance with the instructions marked thereon. Signed Proxies not marked to the contrary will be voted (i) for the election of directors, (ii) for the proposal to ratify the selection by the Board of Directors of Coopers & Lybrand as independent auditors for the year 1994 and
(iii) as the proxy holders may in their discretion determine, on any other matter which may properly come before the meeting or any adjournment or adjournments thereof.

     Abstentions and withheld votes are not counted as votes "for" or "against" a proposal, but where the affirmative vote of a majority of the shares of Class B Common Stock present or represented on a proposal is required for approval, abstentions and withheld votes are counted in determining the number of shares present or represented.

     Unless previously furnished to the stockholder, this Proxy Statement is accompanied by a copy of the Annual Report of the Company for the fiscal year ended December 31, 1993 containing financial statements certified by its independent accountants. The Annual Report is furnished to stockholders for information only and no part of it is incorporated by reference in this Proxy Statement.

     STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1993, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FROM THOMAS F. HAFER, SECRETARY OF THE COMPANY, AT GILBERT ASSOCIATES, INC., P.O. BOX 1498, READING, PA 19603. HIS TELEPHONE NUMBER IS (610) 775-5900.

                  1.  ELECTION OF DIRECTORS

A. NOMINEES FOR DIRECTOR

     At the meeting, eight directors are to be elected to hold office until the next Annual Meeting of Stockholders and until their successors are elected and have qualified. It is the intention of the persons named as proxy holders in the enclosed Proxy to vote all shares that they represent for the election of the eight nominees listed below. Any stockholder who wishes to withhold from the proxy holders authority to vote for the election of one or more directors may do so by marking his Proxy to that effect. Should any nominee become unable to accept nomination or election, the proxy holders may exercise their voting power in favor of such other person or persons as the Board of Directors of the Company may recommend. The Board of Directors, however, has no reason to believe that any of the nominees listed below will be unable to serve as a director. Elections of directors are to be determined by a plurality vote.

     Each of the nominees is now a director of the Company. Their present positions with the Company as well as other relevant information are set forth below:

                                                                                              Year in Which
                                                                                               First Became
                 Name                      Age               Position with Company               Director
                 ----                      ---               ----------------------            -------------
John W. Boyer, Jr............               65                       --                             1984
Timothy S. Cobb..............               52          President and Chief Executive
                                                                  Officer                           1993
James R. Itin................               61            Vice President and Chief
                                                              Financial Officer                     1983
Donald E. Lyons..............               64                       --                             1989
Alexander F. Smith...........               65              Chairman of the Board                   1970
James W. Stratton............               57                       --                             1984
James A. Sutton..............               59                       --                             1986
Donald K. Wilson, Jr.........               58                       --                             1990

     Mr. Smith, Mr. Cobb, and Mr. Itin have served as officers of the Company or its subsidiaries for at least five years.

     Mr. Smith retired as President in October, 1993 and as Chief Executive Officer in March, 1994.

     Mr. Cobb has been Chief Executive Officer of the Company since March, 1994 and President and Chief Operating Officer of the Company since
October, 1993. He served as President of Gilbert/Commonwealth,
Inc., a subsidiary of the Company, from January, 1991 to September, 1993 and as President of GAI-Tronics, also a subsidiary of the Company, from June, 1988 to December, 1991.

     Mr. Boyer retired in May, 1993 as Chairman of Philadelphia
Suburban Corporation whose principal subsidiary, Philadelphia
Suburban Water Company, is a regulated water utility. He continues as a director of Philadelphia Suburban Corporation. Mr. Boyer is also a director of Betz Laboratories, Inc. and Rittenhouse Trust Company.

     For five years prior to his retirement in 1987, Mr. Lyons served as Chief Executive Officer and President of the Power Systems Combustion Engineering, Inc., a supplier of technology, equipment and services to the power and process industries. Mr. Lyons is also a director of Nuclear Support Services, Inc.

     Mr. Stratton has been President of the Stratton Management Company, investment advisors, since 1972. Mr. Stratton is also a director of Stratton Growth Fund, Inc., Stratton Monthly Dividend Shares, Inc., Stratton Small Cap Yield Fund, UGI Corporation, Alco Standard Corp. and Teleflex Inc.

     Mr. Sutton is Chairman of the Board of Directors and Chief Executive Officer of UGI Corporation, a diversified Pennsylvania-based natural gas and electric utility with non-utility operations in industrial gases and propane. He has served in various executive positions with UGI since 1982. Mr. Sutton is also a director of Petrolane Inc. and Mellon PSFS, a unit of Mellon Bank.

     Mr. Smith is a director of Stratton Monthly Dividend Shares,
Inc., Stratton Growth Fund, Inc. and Stratton Small Cap Yield
Fund.

     Mr. Wilson is Executive Vice President of The Hartford Steam Boiler Inspection and Insurance Company, which is engaged in insurance underwriting, investments and engineering. Mr. Wilson has served in various executive positions with that company since 1970. He is also a director of Mechanics Savings Bank in Hartford, Connecticut, and Spencer Turbine Company in Windsor, Connecticut.

B. MEETINGS AND COMMITTEES OF DIRECTORS

     The Board of Directors held a total of eight regular and special meetings last year. Each incumbent director attended at least 75% of the total number of meetings of the Board and committees of the Board held while he was a member thereof.

     The Board of Directors has established the following committees:

     An audit committee consisting of J. A. Sutton, Chairman, D. E. Lyons and D. K. Wilson, Jr., which held two meetings in 1993.
     This committee is primarily concerned with the effectiveness of the Company's internal financial control systems and of the audits of the Company's financial statements by the Company's independent accountants. Its duties include recommending the selection of independent accountants; reviewing the scope of audits to be conducted by independent accountants and internal auditors and the results of such audits; and appraising the Company's financial reporting activities and accounting policies.

     An executive development committee consisting of J. W. Boyer, Jr., Chairman, J. W. Stratton and J. A. Sutton, which held one meeting in 1993. The committee assists the Board in structuring compensation and incentive plans for management, and assists management in the review of candidates, succession and development of directors, officers and management. Its duties include reviewing and recommending to the Board compensation and other benefits for directors, officers and management; serving as any committee required by incentive compensation plans for such Company personnel; and reviewing with the Chief Executive Officer the internal organization and key manpower planning and development of the Company.

     A finance committee consisting of J. W. Stratton, Chairman,
     D. E. Lyons and D. K. Wilson, Jr., which had one meeting in 1993.
     The committee assists the Board in its duties relating to capital structure and expenditures, financial plans, allocation of assets, cash management and dividend policy. It also assists the Board and corporate officials in obtaining and maintaining good working relationships with financial institutions.

     The Board of Directors has not formed a separate standing nominating committee.

C. BENEFICIAL OWNERSHIP OF EQUITY SECURITIES BY CERTAIN PERSONS

     As of March 1, 1994, the number and percentage of equity securities of the Company beneficially owned by (i) each of the nominees for director,
(ii) each Executive Officer named in the Summary Compensation Table below, and (iii) all officers and directors of the Company as a group, are set forth in the following table:

                                   Class B       Percentage        Class A     Percentage
Nominee or Group                 Common Stock    of Class(1)    Common Stock   of Class(1)
- - - ----------------                 ------------   -------------  --------------  ------------
J. W. Boyer, Jr..........            --                --            1,500           *
T. S. Cobb...............         27,260(2)(3)        1.98%            --          --
J. R. Itin...............         65,261(2)(3)        4.72%            --          --
D. E. Lyons..............            700                *              --          --
A. F. Smith..............        117,534(2)(3)        8.44%            468(4)       *
J. W. Stratton...........             --               --            2,500          *
J. A. Sutton.............          1,296                *              266          *
D. K. Wilson, Jr.........            825                *              --          --

All officers and directors as a
  group..................        212,875(2)(3)       15.01%          4,734          *
- - - ---------------

<F1>
(1) Asterisks indicate beneficial ownership of less than 1% of the outstanding shares of the class.
<F2>
(2) Includes options held by Messrs. Cobb, Itin and Smith to purchase 15,750 shares, 25,125 shares and 34,000 shares, respectively, of Class B Common Stock exercisable within 60 days.
<F3>
(3) Includes shares purchased on his behalf under the Company's Stock
    Purchase Program from contributions made through December 31, 1993 and the Payroll Stock Ownership portion of the Retirement Savings Plan.
<F4>
(4) Represents shares owned of record and beneficially by Mr. Smith's wife, as to which shares he disclaims beneficial ownership.

     Bankers Trust Company, 280 Park Avenue, New York, New York
10017 has advised the Company that at March 1, 1994 it held through controlled nominees 956,395 shares of the Company's Class B Common Stock, or 70.38% of the class then outstanding, as trustee on behalf of employees pursuant to various employeebenefit plans of the Company.

D. EXECUTIVE COMPENSATION AND OTHER INFORMATION

BOARD COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Executive Development Committee of the Board assists the Board in structuring compensation arrangements and incentive plans for the officers and senior management of the Company. Decisions on compensation and the grant of incentives are generally made by the three-member Committee, each of whom is a non-employee director. All decisions by the Committee relating to the compensation and incentives for the Company's officers are submitted to the full Board for ratification or revision. Set forth below is the Committee's report on the 1993 compensation of the Executive Officers of the Company, Mr. Smith, Chairman of the Board and Chief Executive Officer during 1993, Mr. Cobb, President, and Mr. Itin, Vice President--Finance.

  Compensation Policies Toward Executive Officers

     In December 1989, the Committee undertook an in-depth review and revision of the Company's compensation policies for the officers and management of the Company and its subsidiaries. During that year, Sibson & Company, Inc., compensation consultants, had studied and reported on the existing compensation practices involved.

     As a result, the Committee determined that, for 1990 and subsequent years, the compensation policy of the Company would be as follows:

     . Salary will be the basic compensation mechanism.

     . The Annual Incentive Bonus Program will be used to provide specific growth oriented incentives and reward above normal performance.

     . Grants of stock options will align management's interest with shareholders' and encourage long-term investment and interest in overall Company performance.

     . Other programs will encourage ownership and retention of Company stock by management personnel and employees generally.

     The Committee applies these policies directly to the Executive Officers, presidents of the subsidiary companies and certain other management personnel. The Committee also reviews the compensation policies and practices of the subsidiaries for general alignment and appropriateness across and between subsidiary units.

  Relationship of Performance Under Compensation Plans

     Salaries

     Each year the Committee examines the salaries of the officers of the Company. These are compared with information available about salaries in the Company's industry, inflation and the performance of the individuals. If a salary increase is deemed justified, it is recommended to the Board. In 1993, the Executive Officers received an average salary increase of 4.3%, primarily as an inflation adjustment, which was believed to be consistent with industry increases. Mr. Smith's salary increase for that year was 2.6%.

     Annual Bonus Program

     In addition to the Executive Officers, the officers and key management of the Company and its subsidiaries participate in an annual bonus program. Under the program, incentive bonus awards are made annually based on performance measured against predetermined targets. Typically, 65-75% of the targets for Executive Officers are based on financial results. In 1993, the financial targets involved earnings per share of the Company and aggregate earnings of selected subsidiaries. The remaining targets dealt with other managerial goals stated as objectively as possible. For 1993, bonuses for the Executive Officers were awarded based on a modest increase in earnings of the targeted subsidiaries, successful acquisitions and achieving certain of the other strategic and operational goals.

In 1993, Mr. Smith had a bonus opportunity equal to 45% of his salary. He was awarded a bonus of 15%; three-quarters of that amount was for meeting certain of the nonfinancial criteria. The balance reflected increased aggregate earnings of the selected subsidiaries.

     Stock Incentive Plan

     In 1993, stock options were granted to more than 100 employees, managers and officers of the Company and its subsidiaries. The Executive Officers and two others each received options potentially exercisable for 2,500 shares of the Company's common stock. The options granted to Mr. Smith were less than 5% of the total options granted. The grants are based primarily on each recipient's position and performance. Options become exercisable based upon criteria established by the Committee. The options granted for 1993 cannot be exercised for two years following the grant and are exercisable in each of the subsequent three years. The exercise price for each option was based at the market price of the stock at the time the option was granted.

     It is the intent of the Company that stock purchased as a result of exercise of any such options will be held as a long-term personal asset. The Company believes that this will better align management's interest with shareholders in the future performance of the Company.

               EXECUTIVE DEVELOPMENT COMMITTEE

JOHN W. BOYER, JR., CHAIRMAN       JAMES W. STRATTON        JAMES A. SUTTON

PERFORMANCE GRAPH

The following graph shows the cumulative total stockholder return on the Company's common stock over the last five fiscal years as compared to the returns of the NASDAQ Market Index and those companies contained within the Standard Industry Code 8711-Engineering
Services which must file an Annual Report with the Securities and Exchange Commission and are publicly traded. The graph assumes
$100 was invested on December 31, 1988 in each company involved and all dividends are reinvested.

       COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

[Graph is incorporated by reference to the Company's Form SE, dated
 April 4, 1994.]

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table shows, for fiscal 1991, 1992 and 1993, the cash compensation paid by the Company, as well as other compensation paid or accrued for those years, to the Executive Officers of the Company in all capacities in which they served:

                 SUMMARY COMPENSATION TABLE
                                                                               LONG-TERM
                                                                             COMPENSATION
                                                                          -----------------
                                                            ANNUAL             SECURITIES
                  NAME AND                               COMPENSATION         UNDERLYING         ALL OTHER
             PRINCIPAL POSITION            YEAR     ($)SALARY    ($)BONUS   OPTIONS/SAR'S(1)   ($)COMPENSATION
- - - ---------------------------------------  ---------  ----------  ----------  -----------------  ---------------
A.F. Smith.............................    1993  $  414,627    $   63,200          2,500        $46,655(3)
  Chairman of the Board(2)                 1992     404,617       123,575          2,500         32,316
                                           1991     394,646        27,700          1,500         29,962

T.S. Cobb..............................    1993  $  284,538    $   30,700          2,500        $ 17,733(3)
  President & Chief                        1992     268,250        51,480          2,500           9,991
  Executive Officer                        1991     258,557        32,000          2,000          17,519

J.R. Itin..............................    1993  $  262,515    $   44,000          2,500        $ 35,176(3)
  Vice President & Chief                   1992     250,000        83,850          2,500          27,903
  Financial Officer                        1991     236,769        19,000          2,000          36,041

- - - ---------------

<F1>
(1) See Note 1 to 1993 Stock Option Grants table below.
<F2>
(2) Mr. Smith was President and Chief Executive Officer of the Company during fiscal 1993.
<F3>
(3) Includes: (a) for Mr. Smith, Mr. Itin and Mr. Cobb, Company contributions of $16,005, $16,062 and $14,853 to their respective accounts under the Company's Retirement Savings Plan and $2,030, $2,017 and $2,880 to their respective accounts in the Company's Stock Purchase Program and (b) for Mr. Smith and Mr. Itin, $16,986 and $6,374, respectively, as the above market portion of interest credits on salary deferred under a deferred compensation arrangement with the Company.

    Also includes for Mr. Smith and Mr. Itin: (a) $11,634 and
    $8,726, respectively, in cash and Company matching contributions of stock under the Stock Bonus Purchase Plan, and (b) for Mr. Itin $1,997 for split dollar insurance policy premiums.

    STOCK OPTIONS

        The following table contains information concerning the stock options granted to Executive Officers during 1993 under the Company's 1989 Stock Option Plan:

                               1993 OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                                     --------------------------------------------------------  POTENTIAL REALIZABLE
                                                      PERCENT OF                                 VALUE AT ASSUMED
                                      NUMBER OF         TOTAL                                    ANNUAL RATES OF
                                     SECURITIES     OPTIONS/SAR's                                  STOCK PRICE
                                     UNDERLYING       GRANTED TO                                 APPRECIATION FOR
                                    OPTIONS/SAR'S    EMPLOYEES IN  EXERCISE PRICE  EXPIRATION      OPTION TERM
    NAME                              GRANTED(1)        1993         PER SHARE        DATE         5%       10%
    ----                            -------------    ------------  --------------  ----------   ------   --------
A.F. Smith......................       2,500            3.4%        $  21.00       3/12/98    $ 14,505  $ 32,052
T.S. Cobb.......................       2,500            3.4%           21.00       3/12/98      14,505    32,052
J.R. Itin.......................       2,500            3.4%           21.00       3/12/98      14,505    32,052

- - - ---------------

<F1>
(1) All options have been granted under the 1989 Gilbert Stock Option Plan. The exercise price is the fair market value of the stock on the date of grant. Options may not be exercised for two years following the date of grant and are then exercisable for three years.

    AGGREGATE OPTION EXERCISES AND YEAR-END VALUES

     The following table shows stock options exercised by Executive Officers during 1993, including the aggregate value of any gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1993. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of outstanding stock options and the year-end price of Company common stock.

                           AGGREGATE STOCK OPTION/SAR EXERCISES IN 1993,
                          AND OPTION/SAR VALUES AS OF DECEMBER 31, 1993

                                                      NO. OF SHARES COVERED BY  VALUE OF UNEXERCISED IN-THE-MONEY
                                                         UNEXERCISED OPTIONS           STOCK OPTIONS/SAR's
                                                              AT 12/31/93                 AT 12/31/93(2)
                                                     -------------------------- ----------------------------------
                      SHARES ACQUIRED ON    VALUE                      NOT                           NOT
    NAME                   EXERCISE       REALIZED   EXERCISABLE EXERCISABLE(1) EXERCISABLE      EXERCISABLE(1)
- - - -------------------  ------------------- ----------  ----------- -------------- -----------     ---------------
A.F. Smith.........          --              --         31,500         5,000      98,438              --
T.S. Cobb..........          --              --         13,250         5,000           0              --
J.R. Itin.........           --              --         22,625         5,000      65,625              --
- - - ---------------

<F1>
(1) As of January 1, 1994. Future exercise is subject to continued employment by the Company for up to three years, subject to acceleration for retirement, death or total disability.
<F2>
(2) Amounts reflect the December 31, 1993 market price of the Company's common stock less the exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Smith, an Executive Officer of the Company in 1993, and Mr. Stratton, a director of the Company and a member of its Executive Development Committee, serve on the Boards of Directors of three mutual funds, Stratton Growth Fund, Inc., Stratton Monthly Dividend Shares, Inc. and Stratton Small Cap Yield Fund, of which Mr. Stratton is Chairman of the Board and Chief Investment Officer.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     The Company has no formal contracts of employment with its Executive Officers. In 1989, the Board of Directors adopted a Benefit Equalization Plan which provides Messrs. Smith, Itin and others with supplemental retirement income. Payments under the Plan are made only to the extent that income from Social Security, the Company-paid portions of Company retirement plans, and retirement plans of other employers do not equal 50% of an individual's average annual salary for the three highest paid years. The estimated annual benefits under this Plan for Mr. Smith and Mr. Itin at normal retirement age are $54,766 and $86,983, respectively. The Plan is unfunded and terminates for an individual upon termination of employment for any reason other than retirement, death or disability.

     The Benefit Equalization Plan and the deferred compensation arrangement described in Note 3 to the Summary Compensation Table provide that, in the event of a change of control of the Company, as defined in such plan, the payments due to Messrs. Smith and Itin will be accelerated. The accelerated payments are essentially the present value of the stream of payments which would have been made had there been no such change of control.

DIRECTOR COMPENSATION

     Each Board member, other than officers of the Company or its subsidiaries, receives an annual retainer of $15,000; committee chairmen receive an additional $8,000. Each such director also receives $700 for each committee or Board meeting attended. Directors may, at their election, defer receipt of payment of directors' fees. Deferred directors' fees accrue interest at the prime rate of interest charged by Chemical Bank.

    2. PROPOSAL TO RATIFY THE SELECTION OF COOPERS & LYBRAND BY THE BOARD OF DIRECTORS AS INDEPENDENT AUDITORS FOR THE YEAR 1994

     The Board of Directors has selected the firm of Coopers & Lybrand, independent accountants, to audit the accounts of the Company for the year 1994 and requests that such selection be ratified by majority vote of those Class B stockholders voting upon ratification. Although submission to stockholders of the appointment of the independent auditors is not required by law, the Board of Directors, in accordance with its long-standing policy of seeking annual stockholder ratification of the selection of auditors, believes it appropriate that such selection be ratified by the stockholders. The firm has acted as auditors for the Company for many years. The Company has been advised that neither that firm nor any of its partners has any material direct or indirect relationship with the Company or its subsidiaries.

     A representative of the firm of Coopers & Lybrand will attend the meeting, will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions at the meeting.

                    STOCKHOLDER PROPOSALS

     If a holder of Class B Common Stock has a proposal which he or she intends to present at the 1995 Annual Meeting, it must be received by the Company on or before December 8, 1994 in order to be considered for inclusion in the Company's Proxy Statement and Proxy for the meeting. Stockholder proposals should be submitted to Thomas F. Hafer, Secretary of the Company, at the address indicated on the first page of this Proxy Statement.

                        OTHER MATTERS

     The Board of Directors does not intend to bring any other matter before the meeting and is not informed of any other business which others may bring before the meeting. However, if any other matters should properly come before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote on such matters as they, in their discretion, may determine.

     The Company will pay all costs of soliciting Proxies in the accompanying form. Solicitation will be made by mail, and officers and regular employees of the Company may also solicit Proxies by telephone, telecopy or personal interview.

                                    By order of the Board of Directors,

                                               THOMAS F. HAFER,
                                                  Secretary
April 7, 1994

                  GILBERT ASSOCIATES, INC.

     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             FOR ANNUAL MEETING--APRIL 29, 1994

    The undersigned hereby appoints ALEXANDER F. SMITH, TIMOTHY S. COBB, and JAMES R. ITIN, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of stockholders of Gilbert Associates, Inc. to be held on Friday, April 29, 1994, and at any adjournment thereof, and thereat to vote all shares of Class B Common Stock that the undersigned would possess if personally present:

(INSTRUCTION: PLEASE MARK YOUR CHOICE /X/ IN DARK INK.)

(a) for the election of all of the nominees for director, as to which authority to vote is hereby

/ / GRANTED for all (except as marked       / / WITHHELD from all
    to the contrary below)


  Please use boxes below only to WITHHOLD your vote from an individual nominee(s).



Withheld                                     Withheld
- - - ---------                                    ---------

   / /     J. W. BOYER, JR.                     / /     A. F. SMITH

   / /     T. S. COBB                           / /     J. W. STRATTON

   / /     J. R. ITIN                           / /     J. A. SUTTON

   / /     D. E. LYONS                          / /     D. K. WILSON, JR.


                        (continued and to be signed on the reverse side)

(INSTRUCTION: PLEASE MARK YOUR CHOICE /X/ IN DARK INK.)

     (b) / / FOR / / AGAINST / / ABSTAIN the proposal to ratify the selection by the Board of Directors of Coopers &
         Lybrand as independent auditors for the year 1994; and

     (c) in their discretion upon such other matters as may properly come before the meeting; all as set forth in the Notice of Meeting and Proxy Statement, dated April 7, 1994, receipt of which is hereby acknowledged.

UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF
THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR AND "FOR" THE
PROPOSAL REFERRED TO ABOVE.


                                          Dated........................., 1994


                                          ....................................
                                                 (Signature of Stockholder)

                                            Please sign above exactly as your
                                            name appears on the certificate
                                            representing your shares of Class B
                                            Common Stock.


                                            ....................................
                                                (Print Name as Signed Above)